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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549





                               FORM 8-K

                            CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d)
                OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported) - January 27, 1994



                   WESTERN INVESTMENT REAL ESTATE TRUST

         (Exact name of registrant as specified in its charter)

         California                                 94-6100058
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)


3450 California Street, San Francisco, CA              94118
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number,
including area code                                 (415) 929-0211


Commission File No. 0-2809





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Item 5. Other Events


     On January 27, 1994, the Trust sold its Marin General Hospital property in Larkspur, California. The sales price was $12,412,351, resulting in a gain of $3,625,351. The Trust used the net proceeds of this sale to reduce the outstanding balance on its line of credit. In 1993, the Trust received $1,324,852 in rental income from this property.


                        WESTERN INVESTMENT REAL ESTATE TRUST
                                        (Registrant)




                        By:
                            Dennis Ryan
                            Principal Financial & Accounting
                            Officer




Dated: February 4, 1994